Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hibernia Corporation of our report dated January 17, 2000, included in the 1999 Annual Report to Shareholders of Hibernia Corporation.

We also consent  to  the   incorporation by  reference in the following Hibernia
Corporation Registration Statements

         Form S-3 No. 33-26553  (dated February 21, 1989)
         Form S-8 No. 2-81353   (dated February 23, 1989)
         Form S-8 No. 33-26871  (dated February 23, 1989)
         Form S-3 No. 33-37701  (dated January 31, 1991)
         Form S-8 No. 2-96194   (dated April 8, 1991)
         Form S-3 No. 33-53108  (dated December 28, 1992)
         Form S-3 No. 33-55844  (dated December 28, 1992)
         Form S-8 No. 33-59743  (dated June 1, 1995)
         Form S-3 No. 333-8133  (dated September 19, 1996)
         Form S-8 No. 333-07761 (dated July 8, 1996)
         Form S-8 No. 333-36017 (dated September 19, 1997)
         Form S-8 No. 333-56053 (dated June 4, 1998)
         Form S-8 No. 333-83611 (dated July 23, 1999)

of our report dated January 17, 2000, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                   s/ERNST & YOUNG LLP

New Orleans, Louisiana
March 10, 2000